UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 8, 2012

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02(e)        Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Shareholders (“Annual Meeting”) of Universal Insurance Holdings, Inc. (“Company”) held on June 8, 2012, our shareholders, upon recommendation of our Board of Directors (“Board”), approved the Seconded Amended and Restated 2009 Omnibus Incentive Plan (“Second Amended and Restated Plan”). The Second Amended and Restated Plan amends the terms of the Company’s 2009 Omnibus Incentive Plan as originally approved by our shareholders on November 16, 2009 and subsequently amended on May 11, 2011 (“2009 Plan”). Shareholder approval of the Second Amended and Restated Plan was required to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) and to meet the listing requirements of the NYSE MKT LLC.

We maintain the Second Amended and Restated Plan to provide equity-based compensation to attract and retain effective and valuable personnel who contribute to our growth and success and to establish a direct link between the financial interests of such individuals and our shareholders. The Second Amended and Restated Plan allows us to award incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

The Second Amended and Restated Plan includes the following modifications to the 2009 Plan:

•	Increases Shares Reserved for Grant. Adds 3,000,000 shares of common stock to the reserve available for new awards.

•	Extends the Term. Extends the term of the Second Amended and Restated Plan through June 8, 2022.

•	Expands the List of Performance Goals. Expands the list of performance goals in the Second Amended and Restated Plan for purposes of Section 162(m) of the Code.

•

Provides for Recovery of Compensation in Connection with Financial Restatements. Provides for recovery of compensation to the extent required by applicable law and any applicable Company policies in the event that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances.

•

Provides for Certain Modifications for Internal Consistency. Makes a conforming change to clarify that the Board cannot, without shareholder approval, reprice options and stock appreciation rights or make any other amendment which requires shareholder approval under the Code or any other applicable law.

The amount and terms of future awards that will be made under the Second Amended and Restated Plan are not currently determinable.

The descriptions of the Second Amended and Restated Plan contained herein are qualified in their entirety by reference to the full text of the Second Amended and Restated Plan attached hereto as Exhibit 4.1.

ITEM 5.07        Submission of Matters to a Vote of Security Holders.

Following are the final results of the voting on the proposals submitted to our shareholders at the Annual Meeting on June 8, 2012.

Proposal No. 1: Election of Directors. The following individuals were elected to the Board by the holders of Series M Preferred Stock, voting separately as a series:

Name	For	Withheld	Broker Non-Votes
Bradley I. Meier	87,740	0	0

Norman M. Meier	87,740	0	0

The following individuals were elected to the Board by the holders of Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as one class:

Name	For	Withheld	Broker Non-Votes
Sean P. Downes	23,529,783	2,102,140	12,466,120

Michael A. Pietrangelo	24,375,837	1,256,086	12,466,120

Ozzie A. Schindler	21,973,630	3,658,293	12,466,120

Reed J. Slogoff	21,319,566	4,312,357	12,466,120

Joel M. Wilentz	21,814,446	3,817,477	12,466,120

Proposal No. 2: The Second Amended and Restated Plan, including the performance goals stated therein, was approved.

For:	19,541,637

Against:	5,943,062

Abstain:	147,224

Broker Non-Votes:	12,466,120

Proposal No. 3: The proposal to ratify the appointment of Blackman Kallick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved.

For:	36,751,838

Against:	374,862

Abstain:	971,343

Broker Non-Votes:	0

The Company received updated voting tabulations regarding the three proposals from its transfer agent after the Annual Meeting. The final results reported above reflect the updated voting tabulations. The updated tabulations had no effect on the results of any proposal as reported at the Annual Meeting, as each proposal passed by a significant margin both before and after the updated tabulations were taken into account.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

4.1	Universal Insurance Holdings, Inc. Second Amended and Restated 2009 Omnibus Incentive Plan (as amended through June 8, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 14, 2012	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ George R. De Heer
George R. De Heer
Chief Financial Officer

Exhibit Index

Exhibit Number

4.1	Universal Insurance Holdings, Inc. Second Amended and Restated 2009 Omnibus Incentive Plan (as amended through June 8, 2012)

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